Exhibit 99.1

NEWS RELEASE

VULCAN INTERNATIONAL CORPORATION

Executive Offices:

300 Delaware Avenue,  Suite 1704

Wilmington, Delaware  19801

IMMEDIATE RELEASE

January 18, 2005

     Vulcan International Corporation announced that its wholly owned subsidiary, Vulcan Property Management Co., has today completed the purchase of a four-story 68,612 sq. ft. building in downtown Cincinnati for the sum of $3,400,000.  It also announced the signing of a 10-year lease with Hamilton County, Ohio for the first floor of the building at a first-year rental of $238,956.  The remaining floors are vacant.

Attribute to Benjamin Gettler, Chairman of the Board and President

For more information: Contact Vernon E. Bachman, Vice President

   Secretary and Treasurer at (513) 621-2850